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                                                                    Exhibit 99.1

                              TERMINATION AGREEMENT


                  This TERMINATION AGREEMENT, dated as of January 4, 2000 (this "Agreement"), is made and entered into by and between Impac Commercial Holdings, Inc., a Maryland corporation ("ICH"), and AMRESCO Capital Trust, a Texas real estate investment trust ("ACT"). ICH and ACT are hereunder also referred to collectively as the "Parties" and individually as a "Party."

                               W I T N E S S E T H

                  WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of August 4, 1999 (the "Merger Agreement"), pursuant to which, subject to the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth therein, ICH would be merged with and into ACT (the "Merger"), with ACT continuing as the surviving entity in the Merger; and

                  WHEREAS, pursuant to the terms and provisions of Section 8.1(b) of the Merger Agreement, the Parties have agreed that each of ICH and ACT would have the right to terminate the Merger Agreement if the Merger were not consummated before December 31, 1999; and

                  WHEREAS, the Merger was not consummated before December 31, 1999 and the Parties believe it is in their respective best interests and the best interests of their respective stockholders that the Merger and the other transactions contemplated by the Merger Agreement not be consummated and, accordingly, that the Merger Agreement be terminated as provided in Section 8.1(b) thereof; and

                  WHEREAS, it is the intention of the Parties hereto that the Merger Agreement be terminated and, except as expressly set forth in this Agreement, that the Merger Agreement forthwith become void and have no effect and that the Parties have no further obligations or liabilities to each other with respect thereto; and

                  WHEREAS, the Board of Directors of ICH and the Board of Trust Managers of ACT each consent to the termination of the Merger Agreement upon the terms set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                  1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement.


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                  2. TERMINATION. The Parties hereby agree that, pursuant to
Section 8.1(b) of the Merger Agreement, the Merger Agreement is hereby terminated effective immediately.

                  3. TERMINATION FEE. The Parties hereby agree, consistent with the terms and provisions of Article VIII of the Merger Agreement, that neither ICH nor ACT shall be obligated to pay, and neither ICH nor Act shall pay, any Termination Fee in connection with the termination of the Merger Agreement as contemplated by this Agreement.

                  4. CONFIDENTIALITY. As set forth in the last sentence of
Section 6.2 of the Merger Agreement, notwithstanding the termination of the Merger Agreement as provided herein, each of ACT and ICH shall continue to hold, and shall continue to use commercially reasonable efforts to cause its and its respective subsidiaries and joint ventures' officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to continue to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and to continue to comply with the provisions of the letter agreements between ICH and ACT (the "Confidentiality Agreements"). From and after the termination of the Merger Agreement as provided herein, the Confidentiality Agreements shall remain in full force and effect in accordance with their respective terms.

                  5. EXPENSES. As set forth in Section 8.2(a) of the Merger Agreement, notwithstanding the termination of the Merger Agreement as provided herein, all out-of-pocket costs and expenses incurred by the Parties in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the Party incurring such expense, except that those expenses incurred in connection with the printing and mailing of the Proxy Statement and the Registration Statement, as well as the filing fee related thereto, shall be shared equally by ACT and ICH.

                  6. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  7. EXCLUSIVE AGREEMENT; AMENDMENT. This Agreement, together with the Confidentiality Agreements, supersedes all prior agreements (whether written or oral) among the parties hereto with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms of the agreement among the Parties with respect thereto. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the Parties.

                  8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the date first above written.


                                       IMPAC COMMERCIAL HOLDINGS, INC.


                                       By: /s/ Randal A. Nardone
                                           --------------------------------
                                           Name: Randal A. Nardone
                                           Title: Chief Operating Officer


                                       AMRESCO CAPITAL TRUST


                                       By: /s/ Jonathan S. Pettee
                                           --------------------------------
                                           Name: Jonathan S. Pettee
                                           Title: President


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